As filed with the Securities and Exchange Commission on November 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	51-0653027
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

(801) 649-2000

(Address of Principal Executive Offices)

ENERGYSOLUTIONS, INC.

2007 EQUITY INCENTIVE PLAN

(Full Title of Plan)

Val John Christensen, Esq.

Executive Vice President, General Counsel and Secretary

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

(801) 649-2000

(Name, Address, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Boris Dolgonos, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	10,440,000	$23.00	$240,120,000	$7,372

(1)	The securities to be registered are issuable under the EnergySolutions, Inc. 2007 Equity Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act based on the initial public offering price of the common stock on November 14, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

EnergySolutions, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•

The Registrant’s prospectus, dated November 14, 2007, filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in which there is set forth the Registrant’s audited financial statements for the year ended December 31, 2006; and

•

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (No. 333-141645), which description is incorporated by reference into the Form 8-A filed with the Commission on November 13, 2007, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s bylaws authorize the indemnification of officers and directors of the corporation consistent with Section 145 of the DGCL. The Registrant will enter into indemnification agreements with its directors prior to completion of this offering providing the directors contractual rights to indemnification, and expense advance and reimbursement, to the fullest extent permitted under the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.		Description
4.1	-	Form of EnergySolutions, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1(Reg. No. 333-141645)).

5.1	-	Legal Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	-	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

23.2	-	Consent of Ernst & Young LLP (filed herewith).

23.3	-	Consent of Ernst & Young LLP (filed herewith).

23.4	-	Consent of Ernst & Young LLP (filed herewith).

23.5	-	Consent of KPMG LLP (filed herewith).

24.1	-	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 15th day of November, 2007.

ENERGYSOLUTIONS, INC.

By:	/s/ R Steve Creamer
Name:	R Steve Creamer
Title:	Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers hereby constitute and appoint R Steve Creamer, Philip O. Strawbridge and Val J. Christensen with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-8 and any and all amendments thereto, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement on Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that such attorney-in fact or his substitute shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of November 15, 2007.

Signature	Title

/s/ R Steve Creamer	Chief Executive Officer and Director (Principal Executive Officer)
R Steve Creamer

/s/ Philip O. Strawbridge	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Philip O. Strawbridge

/s/ Mark C. McBride	Senior Vice President and Corporate Controller (Principal Accounting Officer)
Mark C. McBride

/s/ Jordan W. Clements	Director
Jordan W. Clements

/s/ J.I. Everest, II	Director
J.I. Everest, II

/s/ Alan E. Goldberg	Director
Alan E. Goldberg

/s/ Lance L. Hirt	Director
Lance L. Hirt

/s/ Robert D. Lindsay	Director
Robert D. Lindsay

/s/ Andrew S. Weinberg	Director
Andrew S. Weinberg

EXHIBIT INDEX

Exhibit No.		Description
4.1	-	Form of EnergySolutions, Inc. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1(Reg. No. 333-141645)).

5.1	-	Legal Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	-	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

23.2	-	Consent of Ernst & Young LLP (filed herewith).

23.3	-	Consent of Ernst & Young LLP (filed herewith).

23.4	-	Consent of Ernst & Young LLP (filed herewith).

23.5	-	Consent of KPMG LLP (filed herewith).

24.1	-	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).